UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 31, 2006
FTD Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32425	87-0719190

(State or other Jurisdiction or Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
3113 Woodcreek Drive
Downers Grove, IL 60515
(Address of Principal Executive Offices)
(630) 719-7800
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     On August 2, 2006, FTD Group, Inc. (the “Company”) filed a Current Report on Form 8-K to report, among other things, that on July 31, 2006 the Company (through its wholly-owned subsidiary FTD UK Holdings Limited), completed its acquisition of 100% of the issued and outstanding share capital of Interflora Holdings Limited (“Interflora”), a provider of floral-related products and services to consumers and retail floral locations based in the United Kingdom. In response to parts (a) and (b) of Item 9.01 of such Form 8-K, the Company stated that it would file by amendment the required historical Interflora financial statements and the required pro forma financial information, as permitted by parts (a)(4) and (b)(2), respectively, of Item 9.01 to Form 8-K. This Form 8-K/A is being filed to provide the required historical Interflora financial statements and the required pro forma financial information.
ITEM 9.01 Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
Attached hereto as Exhibit 99.1 are the audited financial statements of Interflora Holdings Limited as of and for the year ended May 31, 2006.
(b) Pro Forma Financial Information
Attached hereto as Exhibit 99.2 is unaudited pro forma condensed consolidated financial information for the Company and its consolidated subsidiaries as of and for the year ended June 30, 2006.
(d) Exhibits

Exhibit
No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.

99.1	Audited financial statements of Interflora Holdings Limited as of and for the year ended May 31, 2006.

99.2	Unaudited pro forma condensed consolidated financial information for FTD Group, Inc. and its consolidated subsidiaries as of and for the year ended June 30, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006	FTD GROUP, INC.
	By:	/s/ BECKY A. SHEEHAN
		Name:	Becky A. Sheehan
		Title:	Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.

99.1	Audited financial statements of Interflora Holdings Limited as of and for the year ended May 31, 2006.

99.2	Unaudited pro forma condensed consolidated financial information for FTD Group, Inc. and its consolidated subsidiaries as of and for the year ended June 30, 2006.